Exhibit 4.1

FIRST AMENDMENT TO LOAN AGREEMENT

This First Amendment to Loan Agreement (this"Amendment") is dated as of April 4, 2007, and is by and between KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation (the "Company") and THE COUNTY OF PEORIA, ILLINOIS (the "Lender").

WITNESSETH:

WHEREAS, the Company and the Lender are parties to that certain Loan Agreement dated as of March 13, 2002 (the same, as it may be amended, restated, modified or supplemented and in effect from time to time, the "Loan Agreement") under which the Lender made a $10,000,000 term loan to the Company; and

WHEREAS, the parties have agreed to amend the Loan Agreement in certain respects, as more fully set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  Definitions. Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings given such terms in the Loan Agreement.

2.  Amendment. The Loan Agreement is hereby amended by amending and restating Section 3.2 of the Loan Agreement:

3.2. Maturity Date. Unless the same shall become due earlier as a result of acceleration of the maturity, the Loan shall mature on June 1, 2007 (the "Maturity Date"), at which time the outstanding principal balance and all accrued interest, if any, of the Loan shall become due and payable.

3.  Conditions to Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the Company and the Lender shall have each executed and delivered this Amendment to the other party.

4.  Representation and Warranties. To induce the Lender to enter into this Amendment, the Company hereby represents and warrants to the Lender as of the Amendment Effective Date that:

(a)  The Company has the corporate power and authority, and the legal right, to make and deliver this Amendment and to perform all of its obligations under the Loan Agreement, as amended by this Amendment, and has taken all necessary corporate action to authorize the execution and delivery of this Amendment and the performance of the Note, the Mortgage, or Security Agreement, as so amended.

(b)  When executed and delivered, this Amendment and the Loan Agreement, as amended by this Amendment, will constitute legal, valid and binding obligations of the Company, enforceable against it, in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c) The representations and warranties made by the Company in the Loan Agreement are true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and- as of the Amendment Effective Date, other than those that relate to an earlier or specific date.

5.  Miscellaneous.

(a)  The Company hereby agrees to pay all of the Lender's reasonable attorneys' fees and expenses related to this Amendment.

(b)  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.

(c)  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d)  Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

(e)  This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f)  No promises, either expressed or implied, exist between the Company and the Lender unless contained herein. This Amendment supersedes all negotiations, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Amendment. The execution and delivery of this Amendment by the Lender shall not create any obligation for the Lender to execute and deliver any future amendment, modification or supplement of the Loan Agreement in the future.

(g)  From and after the date of execution of this Amendment, any reference to the Loan Agreement contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(h) Except as expressly set forth herein, nothing in this Amendment is intended to or shall be deemed to have amended the Loan Agreement, which is hereby reaffirmed, as amended, in all respects. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement. The parties hereto expressly do not intend to extinguish the Loan Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Loan Agreement which is evidenced by the Note and secured by the collateral referred to in the Mortgage and the Security Agreement. The Loan Agreement, as amended hereby, and each of the Note, the Mortgage, and Security Agreement remain in full force and effect and are hereby reaffirmed in all respects.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation

By:/s/ Bert E. Downing

Its :Vice Present and Chief Financial Officer

THE COUNTY OF PEORIA, ILLINOIS

By:/s/ Patrick Urich

Its:County Administrator